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                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                                      Three Months Ended                 Nine Months Ended
                                                          September 30,                      September 30,
                                                     1999              1998             1999              1998
                                                     -----             -----            -----             -----
                                                                 (in thousands, except per share data)
BASIC

Income Before Cumulative Effect
   of Accounting Change                               $  290           $  203            $  846           $  167
/ Weighted Average Shares                              2,403            1,850             2,412            1,638

                                                      ------           ------            ------           ------
   Per Share                                          $ 0.12           $ 0.11            $ 0.35           $ 0.10


Cumulative Effect of Accounting Change                    --               --               (57)              --
/ Weighted Average Shares                              2,403            1,850             2,412            1,638
                                                      ------           ------            ------           ------
   Per Share                                              --               --             (0.02)

                                                      ------           ------            ------           ------

Basic Earnings Per Share                              $ 0.12           $ 0.11            $ 0.33           $ 0.10
                                                      ======           ======            ======           ======


DILUTED

Income Before Cumulative Effect
   of Accounting Change                               $  290           $  203            $  846           $  167
/ Weighted Average Shares                              2,407            1,861             2,418            1,651
                                                      ------           ------            ------           ------
   Per Share                                          $ 0.12           $ 0.11            $ 0.35           $ 0.10


Cumulative Effect of Accounting Change                    --               --               (57)              --
/ Weighted Average Shares                              2,407            1,861             2,418            1,651
                                                      ------           ------            ------           ------
   Per Share                                              --               --             (0.02)              --

                                                      ------           ------            ------           ------
Diluted Earnings Per Share                            $ 0.12           $ 0.11            $ 0.33           $ 0.10
                                                      ======           ======            ======           ======


Notes:
   - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividends in 1999 and 1998.

   - Where applicable, diluted share computations include the effects of outstanding stock options.